UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2009

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Modification to Compensatory Arrangement of Named Executive Officer

On June 19, 2009, the Board of Directors (“Board”) of THQ Inc. (“THQ” or the “Company”) promoted Ian Curran, a named executive officer of the Company, to the position of Executive Vice President, Global Publishing.  Mr. Curran previously served as the Company’s Executive Vice President, International Publishing.

In connection with Mr. Curran’s promotion, his compensation arrangement with the Company was modified as follows:

Base salary:           Increased approximately 27%, from £192,535 ($314,814*) to £243,902 ($398,804*) per year

Annual Cash

Bonus

Opportunity:         Increased from 60% target bonus opportunity to 80% target bonus opportunity.  The actual bonus payout will be based upon achievement of certain quantitative and qualitative performance measures, as further described in the Company’s proxy statement dated July 1, 2008, as filed with the Securities and Exchange Commission for the Company’s 2008 annual stockholders’ meeting.

Equity Grant:         75,000 stock options were granted to Mr. Curran on June 19, 2009.  The options were priced at $7.16, which was the closing price of THQ’s stock on the grant date.

* Based upon conversion rate as of June 19, 2009, which was 1 GBP = 1.6351 USD

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, THQ has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ James M. Kennedy
Date: June 25, 2009		James M. Kennedy
Executive Vice President, Business and Legal Affairs